
<ARTICLE>  5
<LEGEND>



This financial data schedule on form 10-Q for the quarter ended June 30, 1997 contains summary financial information which is incorporated by reference from the 1997 quarterly report and extracted from the Condensed Consolidated
Balance Sheets, Condensed Consolidated Statements of Operations, and Condensed
Consolidated Statements of Cash Flows, and is qualified in its entirety by reference to the financial statement within the report on form 10-Q filing.

Any item provided in the schedule, in accordance with the rules governing the schedule, will not be subject to liability under the federal securities laws, except to the extent that the financial statements and other information from which the data were extracted violate the federal securities laws. Also, pursuant to item 601(c)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), the schedule shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Exchange Act of 1934 and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.
</LEGEND>



<CIK>                                 0001012704
<NAME>                        UGLY DUCKLING CORP
<MULTIPLIER>                               1,000

<PERIOD-TYPE>                              3-MOS               6-MOS
<FISCAL-YEAR-END>             DEC-31-1996         DEC-31-1996
<PERIOD-END>                  MAR-31-1997         JUN-30-1997
<CASH>                                    41,149              41,149
<SECURITIES>                              36,248              36,248
<RECEIVABLES>                             72,746              72,746
<ALLOWANCES>                              14,435              14,435
<INVENTORY>                               16,576              16,576
<CURRENT-ASSETS>                               0<F1>               0<F1>
<PP&E>                                    35,379              35,379
<DEPRECIATION>                            (4,236)             (4,236)
<TOTAL-ASSETS>                           218,010             218,010
<CURRENT-LIABILITIES>                          0<F1>               0<F1>
<BONDS>                                        0                   0
<PREFERRED-MANDATORY>                          0                   0
<PREFERRED>                                    0                   0
<COMMON>                                 171,317             171,317
<OTHER-SE>                                 7,280               7,280
<TOTAL-LIABILITY-AND-EQUITY>             218,010             218,010
<SALES>                                   27,802              46,013
<TOTAL-REVENUES>                          44,271              75,005
<CGS>                                     14,836              24,000
<TOTAL-COSTS>                                  0                   0
<OTHER-EXPENSES>                          16,705              28,111
<LOSS-PROVISION>                           4,848               8,829
<INTEREST-EXPENSE>                           567               1,336
<INCOME-PRETAX>                            7,315              12,729
<INCOME-TAX>                               3,004               5,156
<INCOME-CONTINUING>                            0                   0
<DISCONTINUED>                                 0                   0
<EXTRAORDINARY>                                0                   0
<CHANGES>                                      0                   0
<NET-INCOME>                               4,311               7,573
<EPS-PRIMARY>                                .23                 .43
<EPS-DILUTED>                                .23                 .43

<F1>UNCLASSIFIED BALANCE SHEET













































